Grant Thornton

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2011, with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 2010, of Data I/O Corporation and subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Grant Thornton LLP

Seattle, Washington
July 26, 2011